Exhibit 99.1

                    Home Federal Bancorp, Inc. of Louisiana



FOR IMMEDIATE RELEASE:

CONTACT:
     Daniel R. Herndon, Chief Executive Officer
     Clyde D. Patterson, Executive Vice President
     Home Federal Bancorp, Inc. of Louisiana
     (318) 222-1145

        Home Federal Bancorp, Inc. of Louisiana Reports Net Earnings
                 For the Quarter Ended September 30, 2005.

Shreveport, Louisiana - November 2, 2005 - Home Federal Bancorp, Inc. of Louisiana (OTC BB: HFBL), the "mid-tier" holding company of Home Federal Savings and Loan Association, reported net earnings for the three months ended September 30, 2005 of $198,000, or basic earnings per share of $.06, an increase of $60,000, or 43.4%, as compared to the $138,000 in net earnings for the three months ended September 30, 2004.

The increase in net earnings for the three months ended September 30, 2005 compared to the same period in 2004 was primarily due to a $142,000, or 20.8%, increase in net interest income which was partially offset by a $106,000, or 21.7%, increase in non-interest expense. Non-interest expense for the three months ended September 30, 2005 includes the cost associated with the vested amount of stock options granted by the Company during the quarter ended September 30, 2005 as well as the expense associated with the Company's Recognition and Retention Plan also issued during the quarter.

At September 30, 2005, Home Federal Bancorp, Inc. of Louisiana reported total assets of $110.7 million, a decrease of $581,000, or 0.5%, compared to total assets of $111.3 million at June 30, 2005. The decrease in total assets was due primarily to a decrease in loans receivable of $3.6 million, or 15.2%, and a decrease in investment securities of $1.0 million, or 1.3%. These decreases were offset by an increase in cash and cash equivalents of $3.4 million, or 36.5%, and an increase in other assets of $650,000, or 63.8%. Total liabilities at September 30, 2005 were $79.6 million, an increase of $708,000, or 0.9%, compared to total liabilities of 78.9 million at June 30, 2005.
The increase in total liabilities was due primarily to an increase in deposits of $1.3 million, or 1.9%. This increase was offset by a decrease in advances from the Federal Home Loan Bank of Dallas of $674,000, or 8.2%.

Stockholders' equity decreased $1.3 million to $31.1 million, or 28.1% of total assets at September 30, 2005, compared to $32.4 million, or 29.1% of total assets at June 30, 2005. The decrease in stockholders' equity is due primarily to the change in the Company's accumulated other comprehensive income (loss), decreasing from a balance of $309,000 at June 30, 2005 to a balance of ($473,000) at September 30, 2005, the purchase of 66,400 shares of the Company's stock at a cost of $654,000 for its Recognition and Retention Plan, and dividends of $71,000 paid during the quarter. These decreases were offset by earnings of $198,000 for the quarter ended September 30, 2005.


Home Federal Bancorp, Inc. of Louisiana is the mid-tier thrift holding company for Home Federal Savings and Loan Association which conducts business from its main office and two branch offices in northwest Louisiana. The Company's Internet address is http://www. homefederalbancorp.com.

This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Home Federal Bancorp, Inc. of Louisiana. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.homefederalbancorp.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.



























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                  Home Federal Bancorp, Inc. of Louisiana
          CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (In thousands)


                                                  September 30,    June 30,
ASSETS                                                2005           2005
                                                 _______________  ___________
                                                   (Unaudited)     (Audited)

Cash and cash equivalents                            $ 12,681     $  9,292
Investment securities                                  76,339       77,373
Loans receivable                                       20,059       23,645
Other assets                                            1,669        1,019
                                                      _______      _______
     Total assets                                    $110,748     $111,329
                                                      =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                             $ 71,297     $ 69,995
Advances from the Federal Home Loan Bank of Dallas      7,551        8,225
Other liabilities                                         758          678
                                                      _______      _______
        Total liabilities                            $ 79,606     $ 78,898
                                                      =======      =======
Stockholders' equity                                   31,142       32,431
                                                      _______      _______
      Total liabilities and stockholders' equity     $110,748     $111,329
                                                      =======      =======


                   Home Federal Bancorp, Inc. of Louisiana
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except share data)

                                              Three months ended
                                                 September 30,
                                            ______________________
                                               2005        2004
                                            __________  __________
                                                  (Unaudited)

Total interest income                        $ 1,379     $ 1,193
Total interest expense                           553         509
                                              ______      ______
  Net interest income                            826         684
Provision for loan losses                         -           -
                                              ______      ______
   Net interest income after provision
     for loan losses                             826         684
Non-interest income                               65          11
Non-interest expense                             591         486
                                              ______      ______
   Income before income taxes                    300         209
Income taxes                                     102          71
                                              ______      ______
  NET INCOME                                 $   198     $   138
                                              ======      ======
  EARNINGS PER SHARE
   Basic                                     $  0.06         n/a
                                              ======
   Diluted                                   $  0.06         n/a
                                              ======




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